Exhibit (h)(b)(15)
Participation Agreement
Exhibit B

Portfolio:

Cash Management Portfolio	Small-Cap Equity Portfolio
Diversified Bond Portfolio	Small-Cap Growth Portfolio
Floating Rate Loan Portfolio	Small-Cap Index Portfolio
High Yield Bond Portfolio	Small-Cap Value Portfolio
Inflation Managed Portfolio	Health Sciences Portfolio
Inflation Protected Portfolio	Real Estate Portfolio
Managed Bond Portfolio	Technology Portfolio
Short Duration Bond Portfolio	Emerging Markets Portfolio
Emerging Markets Debt Portfolio	International Large-Cap Portfolio
American Funds® Growth Portfolio	International Small-Cap Portfolio
American Funds® Growth-Income Portfolio	International Value Portfolio
Comstock Portfolio	American Funds® Asset Allocation Portfolio
Dividend Growth Portfolio	Pacific Dynamix — Conservative Growth
Floating Rate Income Portfolio	Pacific Dynamix — Moderate Growth
Equity Index Portfolio	Pacific Dynamix — Growth
Focused 30 Portfolio	Portfolio Optimization Conservative
Growth LT Portfolio	Portfolio Optimization Moderate Conservative
Large-Cap Growth Portfolio	Portfolio Optimization Moderate
Large-Cap Value Portfolio	Portfolio Optimization Growth
Long/Short Large-Cap Portfolio	Portfolio Optimization Aggressive-Growth
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio

Effective May 1, 2012, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Vice President		Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Brian D. Klemens	By:	/s/Lori K. Lasinski
Name: Brian D. Klemens		Name: Lori K. Lasinski
Title: VP & Controller		Title: Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: VP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/Lori K. Lasinski
Name: Howard T. Hirakawa		Name: Lori K. Lasinski
Title: VP, Fund Advisor Operations		Title: Assistant Secretary

PACIFIC LIFE INSURANCE & ANNUITY COMPANY

By:	/s/ Brian D. Klemens	By:	/s/Lori K. Lasinski
Name: Brian D. Klemens		Name: Lori K. Lasinski
Title: VP & Controller		Title: Assistant Secretary